As Filed With the Securities and Exchange Commission
                         on March 14, 2001


                SECURITIES AND EXCHANGE COMMISSION
                      Washington, D.C. 20549


                             FORM S-8

                      REGISTRATION STATEMENT
                              UNDER
                    THE SECURITIES ACT OF 1933


                   ECOLOGY AND ENVIRONMENT, INC.
         --------------------------------------------------
         (Exact name of issuer as specified in its charter)

         New York                               16-0971022
----------------------------       ------------------------------------
(State or other jurisdiction       (I.R.S. Employer Identification No.)
of incorporation or organization)

                     368 Pleasant View Drive
                     Lancaster, New York 10486
    ------------------------------------------------------------
    (Address of principal executive offices including  zip code)

                  ECOLOGY AND ENVIRONMENT, INC.
                      1998 Stock Award Plan
                  -----------------------------
                     (Full title of the plan)

                  Gerhard J. Neumaier, President
                  ECOLOGY AND ENVIRONMENT, INC.
                      368 Pleasant View Drive
                    Lancaster, New York 10486
             ---------------------------------------
             (Name and address of agent for service)

                          (716) 684-8060
   -------------------------------------------------------------
   (Telephone number, including area code, of agent for service)

_________________________________________________________________________
                            Copies to:

David H. Alexander, Esq.                  Ronald L. Frank, Executive V.P.
Gross, Shuman, Brizdle & Gilfillan, P.C.  Ecology and Environment, Inc.
465 Main Street, Suite 600                368 Pleasant view Drive
Buffalo, New York 14203                   Lancaster, New York 14086



                 CALCULATION OF REGISTRATION FEE

___________________________________________________________________________


                             Proposed       Proposed
Title of                     maximum        maximum
securities     Amount        offering       Aggregate   Amount of
to be          to be         price          offering    registration
registered     registered    per share (1)  price (1)   fee
______________________________________________________________________________

Class A
Common Stock,
$.0l par
value          112,000       $6.50          $728,000    $182.00

(1) This calculation which is made solely for the purpose of determining the amount of the registration fee, is made pursuant to Rule 457 and is based on a price of $6.50 per share, the average of the high and low price of a share of common stock on March 8, 2001, as reported on the American Stock Exchange.




                             PART II

        INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


Item 3.  Incorporation of Documents by Reference.
         ---------------------------------------

     The following documents filed by the Company with the Securities and Exchange Commission (the "Commission") are hereby incorporated by reference as of their respective dates:

      o The Company's Annual Report on Form 10-K for the year ended July 31, 2000, as amended.

      o The Company's Quarterly Report on Form 10-Q for the quarter ended October 28, 2000.

      o The description of the Common Stock of E & E in the Registration Statement on Form 10 filed pursuant to the Exchange Act and all amendments and reports for the purpose of updating such description.

      All documents filed by the Company pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, after the date hereof and prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the date of filing of such reports and documents.


Item 4.  Description of Securities.

      Not Required.


Item 5.  Interests of Named Experts and Counsel.

      Not Required.


Item 6.  Indemnification of Directors and Officers.

      The Company currently has purchased officers and directors liability insurance. Subject to a $75,000 corporate reimbursement, the policy will cover certain claims against officers and directors of the Company up to $5,000,000. Paragraph EIGHTH of the Company's Certificate of Incorporation eliminates a director's personal liability to the Company or its shareholders for damages for breach of fiduciary duty as a director to the fullest extent permitted by New York law.

      The New York Business Corporation Law generally provides that a corporation may indemnify a person who was made a party to any threatened or pending proceeding (including a lawsuit) by reason of his position if he acted in good faith and in a manner he reasonably believed to be in the best interests of the corporation, and in certain cases may advance expenses incurred in defending any proceeding. To the extent that a director or officer is successful on the merits in any proceeding as to which such person is to be indemnified, the corporation must indemnify him against all expenses incurred, including attorney's fees. With respect to a derivative action, indemnity may be made only with Court approval where the person seeking indemnification has been found liable for gross negligence or misconduct in the performance of his duty.


Item 7.  Exemption from Registration Claimed.

         Not Applicable.


Item 8.  Exhibits.
         --------

         Exhibit No.    Description
         -----------    -----------

         4.3 Ecology and Environment, Inc. 1998 Stock Award Plan and Amendments No. 1 and 2.

         5              Opinion and consent of Gross, Shuman, Brizdle &
                        Gilfillan, P.C.

         23.1           Consent of PricewaterhouseCoopers, LLP
         23.2           Consent of Gross, Shuman, Brizdle  & Gilfillan, P.C.
                        is included in the Opinion filed as Exhibit 5 to this Registration Statement

Item 9.  Undertakings.
         ------------

         (a)  The undersigned Registrant hereby undertakes:

              (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement;

                   (i)    To include any prospectus required by Section 10(a)
(3) of the Securities Act of 1933;

                   (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement.

                   (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement; provided, however, that Paragraphs (a)(1)(i) and (a) (1)(ii) do not apply if the registration statement is on Form S-3, Form S-8 or Form F-3, and the information required to be included in a post-effective amendment by this paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

              (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

              (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.


         (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or 15(b) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by referenced in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.


                    * * * * * * * * * * * * *


         (h) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.


      The Registrant. Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8, and has caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Town of Lancaster, State of New York on the 14th day of March, 2001.

                                   ECOLOGY AND ENVIRONMENT, INC.


                                   By: /s/ Gerhard J. Neumaier
                                       ------------------------
                                         Gerhard J. Neumaier,
                                         President

      Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

       Signature                    Title                    Date
-------------------------       -------------          ----------------


/s/ Gerhard J. Neumaier         President               March 14, 2001
----------------------------    (Chief Executive
    Gerhard J. Neumaier         Officer and Director)


/s/ Frank B. Silvestro          Executive               March 14, 2001
----------------------------    Vice-President
    Frank B. Silvestro          and Director


/s/ Gerald A. Strobel           Executive               March 14, 2001
----------------------------    Vice-President
    Gerald A. Strobel           and Director


/s/ Ronald L. Frank             Secretary,              March 14, 2001
----------------------------    Treasurer, Executive
    Ronald L. Frank             Vice-President of
                                Finance (Principal
                                Financial and
                                Accounting Officer)
                                and Director


/s/ Gerard A. Gallagher, Jr.    Director                March 14, 2001
----------------------------
    Gerard A. Gallagher, Jr.


/s/ Harvey J. Gross             Director                March 14, 2001
----------------------------
    Harvey J. Gross


/s/ Ross M. Cellino             Director                March 14, 2001
----------------------------
    Ross M. Cellino


/s/ Brent D. Baird              Director                March 14, 2001
----------------------------
    Brent D. Baird

                          EXHIBIT INDEX
                           -------------
Exhibit                                                       Sequentially
Number                      Exhibit                           Numbered Page
-------                     -------                           -------------

4.3       Ecology and Environment, Inc.
          1998 Stock Award Plan and Amendments No. 1 and 2.         9

5         Opinion and consent of Gross,
          Shuman, Brizdle & Gilfillan, P.C.                        14

23.1      Consent of PricewaterhouseCoopers, LLP                   16

23.2      Consent of Gross, Shuman, Brizdle
          & Gilfillan, P.C. is included in
          the Opinion filed as Exhibit 5
          to this Registration Statement